Exhibit 10.1

SUPERMEDIA INC.
EMPLOYEE STOCK OPTION AGREEMENT

[                              ]
Grantee

Date of Grant:	[ ]

Total Number of Shares Relating to the Option Granted:	[ ]

Exercise Price per Share	$[ ]

Expiration Date:	10 years from the Date of Grant

General Vesting Schedule:	3 years, with vesting in installments of 1/3 on the anniversary date of the Date of Grant in each of the years.

GRANT OF OPTION

1.                                      GRANT OF OPTION.  The Compensation Committee (the “Committee”) of the Board of Directors of SuperMedia Inc., a Delaware corporation (the “Company”), pursuant to the SuperMedia Inc. 2009 Long-Term Incentive Plan (the “Plan”), hereby grants to you, the above-named Grantee, effective as of the Date of Grant set forth above, a Nonqualified Stock Option to purchase the total number of shares set forth above of the Company’s Stock, at the exercise price set forth above for each share subject to this Option, subject to adjustment as provided in the Plan.  The Option is exercisable in installments in accordance with the Vesting Schedule set forth above with the exercise price payable at the time of exercise.  To the extent not exercised, installments shall be cumulative and may be exercised in whole or in part until the Option terminates.  The Option may not be exercised after the Expiration Date, or the applicable date following your termination of employment specified in this Stock Option Agreement (this “Agreement”).

2.                                      TERMINATION OF EMPLOYMENT/CHANGE IN CONTROL.  The following provisions will apply in the event your employment with the Company and all Affiliates of the Company (collectively, the “Company Group”) terminates or a Change in Control occurs before the third anniversary of the Date of Grant (the “Third Anniversary Date”) under this Agreement:

2.1                                 Termination Generally.  If your employment with the Company Group terminates before the Expiration Date for any reason, all of your rights in the Option shall terminate and become null and void on the earlier of the Expiration Date or three months after the date your employment with the Company Group terminates.  In the event your employment with the Company Group terminates for any reason, the Option shall not continue to vest after such termination of employment, except that the Committee, at its sole option and election, may permit the part of any unvested Option to vest if you are terminated without cause.

2.2                                 Change in Control.  If a Change in Control occurs on or before the Third Anniversary Date, then the Option shall become fully exercisable on the date the Change in Control occurs.

3.                                      CASHLESS EXERCISE.  Cashless exercise, in accordance with the terms of the Plan, shall be available to you for the shares subject to the Option.

4.                                      TAX WITHHOLDING.  To the extent that the receipt of the Option or the Agreement, the vesting of the Option or the exercise of the Option results in income to you for federal, state or local income, employment or other tax purposes with respect to which the Company Group has a withholding obligation, you shall deliver to the Company at the time of such receipt, vesting or exercise, as the case may be, such amount of money as the Company Group may require to meet its obligation under applicable tax laws or regulations, and, if you fail to do so, the Company Group is authorized to withhold from the shares subject to the Option or from any cash or stock remuneration then or thereafter payable to you any tax required to be withheld by reason of such taxable income, sufficient to satisfy the withholding obligation based on the last per share sales price of the common stock of the Company for the trading day immediately preceding the date that the withholding obligation arises, as reported in the NASDAQ Composite Transactions.

5.                                      NONTRANSFERABILITY.  Except as specified in this Agreement, the Option and the Agreement are not transferable or assignable by you other than by will or the laws of descent and distribution, and shall be exercisable during your lifetime only by you.  You may transfer this Option to (a) a member or members of your immediate family, (b) a revocable living trust established by you or you and your spouse, (c) a trust under which your immediate family members are the only beneficiaries and (d) a partnership of which your immediate family members are the only partners.  For this purpose, “immediate family” means your spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption.  Notwithstanding any other provision of this Agreement, such a transferee of the Option granted under this Agreement may exercise the Option during your lifetime.

The assigned portion may only be exercised by the person who acquires a proprietary interest in the Option pursuant to the assignment by you. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents to be executed by the assignee as the Company may deem appropriate.  You may also designate one or more persons as the beneficiary or beneficiaries of your outstanding Options under the Plan, and those Options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon your death while holding those Options. Such beneficiary or beneficiaries shall take the transferred Options subject to all the terms and conditions of the Agreement, including (if applicable and without limitation) the limited time period during which the Option may be exercised following your death. Except for the limited transferability provided by the foregoing, an outstanding Option under the Plan shall not be assignable or transferable and shall be exercisable only by you during your lifetime.

None of the Company, its employees or directors makes any representations or guarantees concerning the tax consequences associated with the inclusion of this provision in this Agreement, your transfer of the Option granted under this Agreement or, if applicable, the transferee’s exercise of the Option.  It is your sole responsibility to seek advice from your own tax advisors concerning those tax consequences.  You are entitled to rely upon only the tax advice of your own tax advisors.

6.                                     CAPITAL ADJUSTMENTS AND REORGANIZATIONS.  The existence of the Option shall not affect in any way the right or power of the Company or any company the stock of which is issued pursuant to the Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

7.                                      EMPLOYMENT RELATIONSHIP.  For purposes of the Agreement, you shall be considered to be in the employment of the Company Group as long as you have an employment relationship with the Company Group.  The Committee shall determine any questions as to whether and when there has been a termination of such employment relationship, and the cause of such termination, under the Plan and the Committee’s determination shall be final and binding on all persons.

8.                                      NO RIGHTS AS A STOCKHOLDER.  You shall not have any rights as a stockholder of the Company with respect to any shares covered by the Option until the date of the issuance of such shares following exercise of the Option pursuant to the Agreement and payment for the shares.

9.                                      NOT AN EMPLOYMENT AGREEMENT.  The Agreement is not an employment agreement, and no provision of the Agreement shall be construed or interpreted to create an employment relationship between Grantee and the Company or any of its Affiliates or guarantee the right to remain employed by the Company or any of its Affiliates for any specified term.

10.                               SECURITIES ACT LEGEND.  If you are an officer or affiliate of the Company under the Securities Act of 1933, you consent to the placing on any certificate for the Shares of an appropriate legend restricting resale or other transfer of the Shares except in accordance with such Act and all applicable rules thereunder.

11.                               REGISTRATION.  The Shares that may be issued under the Plan are registered with the Securities and Exchange Commission under a Registration Statement on Form S-8.

12.                               SALE OF SECURITIES.  The Shares that may be issued under this Agreement may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws.  You also agree that (a) the Company may refuse to cause the transfer of the Shares to be registered on the stock register of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable federal or state securities law and (b) the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of the Shares.

13.                               LIMIT OF LIABILITY.  Under no circumstances will the Company Group be liable for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan.

14.                               MISCELLANEOUS.  The Agreement and the Option are awarded pursuant to and is subject to all of the provisions of the Plan, which are incorporated by reference herein, including all amendments to the Plan, if any.  In the event of a conflict between this Agreement and the Plan provisions, the Plan provisions will control.  Capitalized terms that are not defined herein or in the Agreement shall have the meanings ascribed to such terms in the Plan.

By your acceptance of the Option, you agree that the Option is granted under, governed by and subject to the terms of the Plan and this Agreement.

SUPERMEDIA INC.

By:
Name:
Title:

Agreed and accepted

By:
Name:
Date: